CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated April 18, 2018, relating to the financial statements and financial highlights, which appears in T. Rowe Price Tax-Free High Yield Fund, Inc.’s Annual Report on Form N-CSR for the year ended February 28, 2018. We also consent to the use in this Registration Statement of our report dated July 24, 2017, relating to the financial statements of T. Rowe Price Multi-Strategy Total Return Fund, Inc. and of our report dated August 17, 2017, relating to the financial statements of T. Rowe Price Capital Appreciation & Income Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
June 28, 2018